ARTICLES SUPPLEMENTARY

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                     LORD ABBETT TAX-FREE INCOME FUND, INC.



         LORD ABBETT TAX-FREE INCOME FUND, INC., a Maryland Corporation, having its principal office c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation filed its original Articles of Incorporation with the State Department of Assessments and Taxation on December 27, 1983.

     SECOND: The capital stock of the Corporation has been further classified by creating a new class of stock to be called the "California Series", consisting of 40,000,000 shares.

     THIRD: The capital stock of the Corporation has been classified by the Board of Directors under the authority contained in Section 1 of Article V of the Articles of Incorporation of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on December , 1995.

                                    LORD ABBETT TAX-FREE  INCOME  FUND, INC.

                                   By
                                       Kenneth B. Cutler
                                       Vice President

ATTEST:



Thomas F. Konop
Assistant Secretary

         THE UNDERSIGNED, Vice President of LORD ABBETT TAX-FREE INCOME FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to Articles of Incorporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof, are true in all material respects, under the penalties of perjury.



                                                    Kenneth B. Cutler
                                                    Vice President